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                              FORM N-1A, ITEM 23(j)
                          CONSENT OF INDENDENT AUDITORS
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2008 relating to the financial statements and financial highlights, which appear in the 2007 Annual Report to Shareholders of OneAmerica Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers, LLP
Indianapolis, Indiana
May 1, 2008